Exhibit 10(b)

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in this Registration Statement Nos. 811-09619 and 333-115215 of Standard Insurance Company on Form N-4 of our report dated April 20, 2005 of Standard Insurance Company for the year ended December 31, 2004.

Portland, Oregon

April 20, 2005

/s/ DELOITTE & TOUCHE LLP
Deloitte & Touche LLP